UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 22, 2016

LEXMARK INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14050	06-1308215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lexmark Centre Drive

740 West New Circle Road

Lexington, Kentucky 40550

(Address of principal executive offices) (Zip code)

(859) 232-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 22, 2016, Lexmark International, Inc., a Delaware corporation (the “Company”), held a special meeting of stockholders (the “Special Meeting”) in connection with its previously announced entry into the Agreement and Plan of Merger, dated as of April 19, 2016 (as it may be amended from time to time, the “Merger Agreement”), with Ninestar Holdings Company Limited, a Cayman Islands exempted limited liability company (“Holdings”), Ninestar Group Company Limited, a Cayman Islands exempted limited liability company and a wholly owned subsidiary of Holdings (“Parent”), Ninestar Lexmark Company Limited, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Apex Technology Co., Ltd., a company organized under the laws of the People’s Republic of China (“Apex”), pursuant to which (and subject to the terms and conditions thereof) Merger Sub will be merged with and into the Company (the “Merger”), and each outstanding share of Class A Common Stock, par value $0.01 per share, of the Company (the “common stock”), other than shares owned by the Company, any wholly owned subsidiary of the Company, Holdings, Parent or Merger Sub, or by stockholders who have properly exercised and perfected appraisal rights under Delaware law, will be converted into the right to receive $40.50 in cash, without interest and less any applicable withholding taxes.

Adoption of the Merger Agreement at the Special Meeting required the affirmative vote of the holders of at least a majority of the shares of the Company’s common stock outstanding as of the close of business on June 15, 2016 (the “record date”) and entitled to vote in accordance with Delaware law. On the record date, there were 62,738,835 shares of the Company’s common stock outstanding.

At the Special Meeting, a total of 44,005,075 shares of the Company’s common stock were present or represented by proxy at the meeting, representing 70.14% of the shares of common stock outstanding as of the record date.

At the Special Meeting, the proposals submitted for a vote of the Company’s stockholders and the related voting results were as follows.

Proposal No. 1: The proposal to adopt the Merger Agreement was approved by the Company’s stockholders based on the following votes:

Number of Votes
For	43,678,311
Against	250,663
Abstain	76,101
Broker Non-Votes	—

Approval of the proposal to adopt the Merger Agreement was one of the conditions to the closing of the Merger set forth in the Merger Agreement. The transaction remains subject to certain regulatory approvals, including among others the Committee on Foreign Investment in the U.S., and other customary closing conditions.

Proposal No. 2: The proposal to approve, on an advisory (non-binding) basis, specified compensation that may become payable to the Company’s named executive officers in connection with the Merger was approved by the Company’s stockholders based on the following votes:

Number of Votes
For	36,823,749
Against	6,982,222
Abstain	199,104
Broker Non-Votes	—

Proposal No. 3: The proposal to approve the adjournment of the Special Meeting, if necessary or appropriate to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement, was approved by the Company’s stockholders based on the following votes:

Number of Votes
For	40,278,683
Against	3,618,591
Abstain	107,801
Broker Non-Votes	—

For more information on the proposals considered at the Special Meeting, see the Company’s definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission on June 17, 2016, the relevant portions of which are incorporated herein by reference.

Item 8.01	Other Events.

On July 22, 2016, the Company issued a press release following the completion of the Special Meeting. The press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexmark International, Inc.
(Registrant)

Date: July 22, 2016	/s/ Robert J. Patton
Robert J. Patton
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release, dated July 22, 2016